Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130651, 333-125426, 333-66594, 333-75762, 333-76938, 333-109446 and 333-143529 on Forms S-8 and Registration Statement No. 333-138662 on Form S-3 of our report dated February 26, 2007 (October 31, 2007 as to Note 3, Note 24 and Note 25) relating to the financial statements of Bunge Limited and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoptions of Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006 and Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, on January 1, 2006) appearing in the Current Report on Form 8-K of Bunge Limited filed on November 1, 2007.

/s/ DELOITTE & TOUCHE LLP
New York, New York

November 1, 2007